EXHIBIT 10.1

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-LESSEE LEASE - NET

1. Basic Provisions ("Basic Provisions").

1.1 Parties. This Lease ("Lease"), dated for reference purposes only July 28, 2022 , is made by and between S&S (Oakmead),

LLC, a Delaware limited liability company ("Lessor") and Astra Space Operations, Inc., a Delaware corporation ("Lessee"), (collectively the "Parties," or individually a "Party").

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known as (street address, city, state, zip): 415 Oakmead Parkway, Sunnyvale, CA 94085 ("Premises"). The Premises are located in the County of Santa Clara and are generally described as: an approximately 60,517 square foot freestanding single story industrial research and development building (the “Building”)situated on an approximately 4.24 acre lot with APNs 216-44-108 and 216-44-110 (the Building and such lot are collectively, the “Project”).(See also Paragraph 2)

1.3 Term: Three (3) years and Zero (0) months ("Original Term") commencing the earlier of August 1, 2022 or upon full execution of the Lease Agreement ("Commencement Date") and ending July 31, 2025 ("Expiration Date"). (See also Paragraph 3) Parties will do a Commencement Date Memorandum to confirm the actual Commencement Date.

1.4 Early Possession: Not applicable; intentionally omitted.

1.5 Base Rent: $151,292.50 per month ("Base Rent"), payable on the first day of each month commencing August 1, 2022. (See also Paragraph 4)

There are provisions in this Lease for the Base Rent to be adjusted. (See Addendum.)

1.6 Base Rent and Other Monies Paid Upon Execution:

(a)
Base Rent: $151,292.50 for the period August 1, 2022 - August 31, 2022 .
(b)
Security Deposit: $314,930.47 ("Security Deposit"). (See also Paragraph 5)
(c)
Association Fees: None.
(d)
Other: None.
(e)
Total Due Upon Execution of this Lease: $466,222.97 .

1.7 Agreed Use: Research and development, assembly, light manufacturing and storage of rockets, spacecraft and related products, and for associated general office purposes and for other lawful uses related to and ancillary to the foregoing agreed use.(See also Paragraph 6)

1.8 Insuring Party. Intentionally omitted.
1.9 Real Estate Brokers. (See also Paragraph 15 and 25)

(a)
Representation: Each Party acknowledges receiving a Disclosure Regarding Real Estate Agency Relationship, confirms and consents to the following agency relationships in this Lease with the following real estate brokers ("Broker(s)") and/or their agents ("Agent(s)"):

Lessor's Brokerage Firm Cushman & Wakefield U.S., Inc. License No. 01880493 Is the broker of (check one): the

Lessor; or both the Lessee and Lessor (dual agent).

Lessor's Agent Kalil Jenab/Nick Lazzarini/Steven Jenab License No. 00848988/01788935/02085072 is

(check one): the Lessor's Agent (salesperson or broker associate); or both the Lessee's Agent and the Lessor's Agent (dual agent).

Lessee's Brokerage Firm NAI Northern California License No. Is the broker of (check one): the Lessee; or both the Lessee and Lessor (dual agent).

Lessee's Agent Douglas Sharpe License No. is (check one): the Lessee's Agent (salesperson or broker associate); or both the Lessee's Agent and the Lessor's Agent (dual agent).

(b)
Payment to Brokers. Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement for the brokerage services rendered by the Brokers in connection with the Original Term of this Lease. Under no circumstance shall Lessee be liable for, and Lessor shall indemnify, defend, protect and hold harmless Lessee and Lessee’s Agent from and against, all losses, costs, claims, liabilities and damages (including reasonable attorneys’ fees and court costs) arising out of any failure of Lessor to pay the Brokers the foregoing brokerage fee payable in connection with the Original Term of this Lease.

1.10 Guarantor. None..

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Lease: (a) an Addendum consisting of Paragraphs 51 through 55 , (b) a plot plan depicting the Premises; and (c) a current set of the Rules and Regulations.

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver the Premises to Lessee in “as-is, where-is”, “with all faults” condition, subject to being broom clean and free of debris on the Commencement Date, and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in eﬀect within thirty (30) days following the Commencement Date, warrants that the existing electrical, plumbing, ﬁre sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, roof membrane and all other such base building elements in the Premises, other than those constructed by Lessee, shall be in good operating order and condition on said date, that the structural elements of the roof, bearing walls and foundation of the Building shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi deﬁned as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Commencement Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with speciﬁcity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty period shall be as follows: 30 days. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense. Lessor also warrants, that unless otherwise speciﬁed in writing, Lessor is unaware of (i) any recorded notices of default aﬀecting the Premises; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding aﬀecting the Premises.

b. Except as otherwise provided in this Lease: (i) Lessee acknowledges that Lessee has agreed to lease the Premises in its present condition and that Lessee is relying solely on its own examination and inspections of the Premises and not on any statements or representations made by Lessor or any employees, contractors of agents thereof; (ii) Lessee hereby acknowledges that Lessor makes no warranty or representation, express or implied, or arising by operation of law, including, but in no way limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose of the Premises or any portion thereof; and (iii) Lessor hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning the nature and condition of the Premises or any part thereof.

2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances ("Applicable Requirements") that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act (the “ADA”) or any similar laws as a result of Lessee’s specific and unique use of the Premises (as compared with uses by Lessees in general), or any Alterations, Utility Installations or other changes made to the Premises by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

(a)
Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by Lessees in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 180 days of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize

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the Premises without commencing such Capital Expenditure.
(b)
If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at anytime. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.
(c)
Notwithstanding anything in the Lease to the contrary, if the Applicable Requirements require during the term of this Lease any structural changes, upgrades or additions to the Premises, Building or Project, or any of the base building systems serving the same, or the modification or alteration of any of the portions of the Premises, Project and/or Building required be maintained by Lessor pursuant to Paragraph 7.2 hereof, then Lessor shall make any such changes, upgrades, additions, modifications, alterations or other maintenance or repairs, except to the extent they are required solely as a result of Lessee’s specific and unique use of the Premises (as compared with uses by Lessees in general) or Utility Installations or Alterations caused by Lessee; provided however that Lessee shall be required to reimburse Lessor, as additional rent, for the reasonable, actual and direct costs and expenses incurred by Lessor in connection with making any such changes, upgrades, additions, modifications, alterations or other maintenance or repairs. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises, then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditures, or (ii) complete such Capital Expenditures at its own expense. Lessee shall not, however, have any right to terminate this Lease. Any Capital Expenditure performed by Lessee, must have Lessor's prior written approval; not to be unreasonably withheld.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by
Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee's decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed Lessees.

2.5 Lessee as Prior Owner/Occupant. Intentionally omitted.

3.
Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. Intentionally omitted.

3.3 Delay In Possession. Lessor agrees to use commercially reasonable efforts to deliver exclusive possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered to Lessee within 60 days after the Commencement Date (subject to any delays caused by Lessee and subject to up to an additional 60 days of force majeure delays outside the control of Lessor), then, so long as Lessee did not cause any such delays, Lessee shall, as Lessee’s sole and exclusive remedy, be entitled to terminate this Lease by delivering written notice of Lessee’s election to terminate this Lease to Lessor within 30 days after the expiration of the foregoing 60 day or longer period. This Lease shall terminate as of the date that is 30 days after Lessee’s notice (in which case neither party shall have further duties or obligations under this Lease) unless possession is delivered to Lessee on or prior to such 30th day and in such event, the Lease shall remain in effect. Notwithstanding the above, however, Lessee shall have no right to terminate this Lease pursuant to this Paragraph 3.3 if possession has not been delivered solely due to Lessee’s failure to provide evidence of insurance as permitted by Paragraph 3.4 below.

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Commencement Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Commencement Date, the Commencement Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.
Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier's check. Payments will be applied first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs.

4.3 Association Fees. Intentionally Omitted.

4.4 Management Fee. In addition to the Base Rent, Lessee shall pay to Lessor each month a management fee in an amount not to exceed 5% of Base Rent only. Said management fee shall be paid at the same time and in the same manner as the Base Rent.

5.
Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. Lessor shall upon written request provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH'S RENT. In lieu of a cash deposit, Lessee may, at any time, deliver to Lessor a clean, irrevocable, unconditional and transferable (with Lessee’s reasonable cooperation and at Lessee’s sole cost and expense, and at no additional cost or expense to Lessor) standby letter of credit (as the “Letter of Credit”) issued by and drawn upon a reputable commercial bank or financial institution reasonably acceptable to Lessor (the “Issuing Bank”) which Letter of Credit shall have a term of not less than one year, and, be in the amount of $314,930.47, and shall otherwise be in form reasonably acceptable to Lessor. Upon delivery of such Letter of Credit, Lessor shall, within five (5) Business Days of receipt of the Letter of Credit, return to Lessee the cash Security Deposit Lessor is then holding under this Lease. The Letter of Credit shall provide that: (i)The Issuing Bank shall pay to Lessor an amount up to the face amount of the Letter of Credit upon presentation of the original Letter of Credit, to cure an Event of Default by Lessee after notice and expiration of applicable cure periods, and a sight draft in the amount to be drawn along with a certification from Lessor that an Event of Default has occurred under the Lease and is continuing; (ii) the Letter of Credit shall be automatically renewed, without amendment, for consecutive periods of one year each during the Term of this Lease plus at least an additional ninety (90) days following the Expiration Date, unless the Issuing Bank sends written notice (the “Non-Renewal Notice”) to Lessor not less than sixty (60) days next preceding the then expiration date of the Letter of Credit, that it elects not to renew such Letter of Credit; and (iii) In the event that the Issuing Bank sends a Non-Renewal Notice, Lessee shall promptly, and in no event later than the date that is thirty (30) days prior to the expiration date of the Letter of Credit, provide Lessor with a substitute Letter of Credit acceptable to Lessor in the commercially reasonable exercise of its judgment. In the event that Lessee fails prior to said thirty (30) day period to provide Lessor with a substitute Letter of Credit or cash security, Lessor shall thereafter have the right, exercisable by a sight draft and certification to the above, to draw the full amount of the Letter of Credit (which moneys shall be held by Lessor as a cash deposit pursuant to the terms of this Section 5, pending the replacement of same with a Letter of Credit, at Lessee’s option). Lessor agrees that it will not draw on the Letter of Credit, except upon the occurrence of an Event of Default by Lessee hereunder, or the non-renewal of such Letter of Credit by the Issuing Bank after the expiration of the period provided to Lessee above to substitute a new Letter of Credit or cash security. Any draw on the Letter of Credit by Lessor shall be without prejudice to, or limitation of, any other remedy provided in the Lease or available at law, and following any such draw Lessee shall upon demand deliver a replacement or additional Letter of Credit in the amount of such draw or deliver a cash Security Deposit in the amount of such draw. Lessee

06955.00090/1258530v7

hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, local, state or federal, now or hereafter in effect, which establish the time frame by which Lessor must refund a security deposit under a lease, and/or provide that Lessor may claim from the security deposit only those sums reasonably necessary to remedy Events of Default in the payment of rent, to repair damage caused by Lessee or to clean the Premises, it being agreed that Lessor may, in addition, claim those sums specified above in this Section 5 and/or those sums reasonably necessary to compensate Lessor for any loss or damage caused by Lessee's breach of this Lease or the acts or omission of Lessee or Lessee’s employees, agents, contractors or invitees, including any damages Lessor suffers following termination of the Lease.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that unreasonably disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

6.2 Hazardous Substances.

(a)
Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, and subject to Lessee’s full, strict and timely compliance (at Lessee's expense) with all Applicable Requirements at all times. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
(b)
Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
(c)
Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.
(d)
Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders, partners, affiliates, principals, officers, members, trustees, beneficiaries, shareholders, directors and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and reasonable attorneys’ and reasonable consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or Lessee’s employees, contractors, agents or invitees, or otherwise released as a result of or caused by Lessee’s own acts, omissions, negligence or misconduct in the use or maintenance of the Premises. Lessee's obligations shall include, but not be limited to, the eﬀects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless speciﬁcally so agreed by Lessor in writing at the time of such agreement.
(e)
Lessor Indemnification. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee's occupancy or which are caused by the acts or omissions (where there is an express duty to act hereunder) of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
(f)
Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee's occupancy, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.
(g)
Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in effect or become effective after the Commencement Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises. In addition, Lessee shall provide copies of all relevant material safety data sheets that Lessee is required by Applicable Requirements to complete (“MSDS”), to Lessor promptly after receipt of a written request therefor. In addition, Lessee shall provide Lessor with copies of its business license, certificate of occupancy and/or any similar document within 10 days of the receipt of a written request therefor, to the extent applicable.

6.4 Inspection; Compliance. Lessor, its employees, contractors or agents, and Lessor's “Lender” (as deﬁned in Paragraph 30) authorized by Lessor, shall have the right to enter into the Premises at any time in the case of an emergency, and otherwise at reasonable times during normal business hours upon not less than 72 hours advance notice to Lessee, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. Lessee shall have the right to have an employee accompany any such Lessor party while on the Premises or in the Building. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1(e)) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. Lessor, its employees, contractors or agents, and Lessor’s Lender authorized by Lessor to enter the Premises, shall take all commercially reasonable steps to avoid or minimize (to the greatest extent possible) interference with Lessee’s use of the Premises.

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.
7.1 Lessee's Obligations.

(a)
In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system,

06955.00090/1258530v7

fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building. Notwithstanding anything to the contrary set forth herein, Lessee’s obligation to maintain the Premises shall be subject to ordinary wear and tear. Additionally, Lessee’s obligation to repair any Utility Installations shall be limited to only to the extent that the same are exclusively serving the Premises or located within the Premises and, if applicable, from the main point of connection to the Premises (and Lessor shall be responsible for any Utility Installations not exclusively serving the Premises and located outside of the Premises or beyond such main point of connection).
(b)
Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, and (vi) clarifiers.
(c)
Failure to Perform. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.
(d)
Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e. 1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance but may prepay its obligation at anytime.

7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee, except that Lessor shall maintain and/or repair, as necessary in Lessor’s commercially reasonable discretion, exterior walls, foundations, structural elements of the roof, retaining walls or any other structural elements of the Building and Premises (except to the extent required to repair any damage thereto caused or exacerbated by Lessee or Lessee’s employees, contractors or agents, which repairs shall be made by Lessor but at Lessee’s sole cost and expense). It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a)
Definitions. The term "Utility Installations" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
(b)
Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent, in Lessor’s sole and absolute discretion, except that Lessor shall not unreasonably withhold, condition or delay such consent to any non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and do not trigger the requirement for additional modifications and/or improvements to the Premises resulting from Applicable Requirements, such as compliance with Title 24. Lessee may, however, make nonstructural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, do not trigger the requirement for additional modifications and/or improvements to the Premises resulting from Applicable Requirements, such as compliance with Title 24, and the aggregate cost thereof during this Lease as extended does not exceed $100,000.00 in any one year. For any proposed Alterations or Utility Installations by Lessee requiring Lessor’s consent under this Lease, Lessor shall respond to Lessee within ten (10) business days following receipt of the applicable drawings, plans or specifications. . If Lessor does not respond within such ten (10) business day period, Lessee shall provide Lessor a reminder, in which case Lessor will have an additional five (5) business days to respond to the request for consent. If Lessor does not respond within such five (5) business day period, Lessor’s consent shall be deemed given to such proposed Alterations or Utility Installations. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessee shall be solely responsible for any additional modiﬁcations and/or improvements to the Premises required by Applicable Requirements (such as compliance with Title 24), that are triggered as a result of any Alterations or Utility Installations performed by Lessee. In connection with the Alterations and Utility Installations performed by Lessee, Lessee shall (i) acquire all applicable governmental permits, (ii) furnish Lessor with copies of both the permits and the drawings, plans and speciﬁcations, if any, prior to commencement of the work, (iii) comply with all conditions of said permits and other Applicable Requirements and (iv) perform the same in a workmanlike manner with good and suﬃcient materials. In all cases, approval by Lessor of any of Lessee’s drawings, plans and specifications prepared in connection with any alterations, improvements, modifications or additions to the Premises or the Project shall not constitute a representation or warranty of Lessor as to the adequacy or sufficiency of such drawings, plans and specifications, or alterations, improvements, modifications or additions to which they relate, for any use, purpose or condition, but such approval shall merely be the consent of Lessor as required hereunder. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.
(c)
Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.

7.4 Ownership; Removal; Surrender; and Restoration.

(a)
Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be removed upon Lease Expiration, unless Lessee & Lessor agree otherwise in writing the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises, except as otherwise specified below in Paragraph 7.4(c).
(b)
Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at anytime of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.
(c)
Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing and the provisions of Paragraph 7.1(a), if the Lessee occupies the Premises for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Commencement Date with no allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) to the level specified in Applicable Requirements. Lessee may also remove from the Premises at any time during the Term, or within ten (10) days after the expiration of the Term of the Lease or any earlier termination thereof, any architectural treatments or other items containing any of Lessee’s trademarks, service marks, copyrights, logos, pictures or other identifiers or trade dress from the Premises. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

8.2 Liability Insurance.

(a)
Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas

06955.00090/1258530v7

appurLessee thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.
(b)
Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a)
Building and Improvements. Lessor shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $25,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss. Notwithstanding anything to the contrary in the foregoing paragraph, Lessor covenants and agrees that, throughout the Term, it will insure the Building (excluding foundations, excavations and other non-insurable items) and all of the machinery and equipment contained therein owned by Lessor (excluding any property with respect to which Lessee is obliged to insure pursuant to the provisions of Paragraph 8) against damage by fire and extended perils coverage in such reasonable amounts as would be carried by a prudent owner of a similar property in the same locale. Lessor may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or Lessor’s Lender may reasonably determine to be advisable. The premiums, deductibles (to the extent set forth above in this Paragraph 8.3(a) for an Insured Loss) and any other costs of all such insurance carried by Lessor shall be considered Rent, and Lessee shall pay to Lessor such costs of Lessor’s insurance at the same time and in the same manner as the Base Rent as provided in Paragraph 4.1 of the Lease. Notwithstanding any contribution by Lessee to the cost of insurance premiums, Lessee acknowledges that it has no right to receive any proceeds from the insurance policies carried by Lessor, and that the insurance will be for the sole benefit of Lessor, with no coverage for Lessee for any risk insured against.

(b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) Adjacent Premises. Intentionally omitted.

8.4 Lessee's Property; Business Interruption Insurance; Worker's Compensation Insurance.

(a)
Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.
(b)
Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
(c)
Worker's Compensation Insurance. Lessee shall obtain and maintain Worker's Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a 'Waiver of Subrogation' endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.
(d)
No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.
(e)
Flood/Earthquake Insurance. Notwithstanding anything to the contrary contained in the Lease, except to the extent required by Applicable Requirements (including but not limited to FEMA), Lessee shall have no obligation to obtain and maintain any flood or earthquake insurance.

8.5 Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a "General Policyholders Rating" of at least A-, VII, as set forth in the most current issue of "Best's Insurance Guide". Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Commencement Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, to furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may increase his liability insurance coverage and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same. S&S (Oakmead), LLC, Stephens & Stephens X, LLC, D.R. Stephens & Company, LLC, and Stephens & Company shall all be listed as “Additional Insured” on all policies pertaining to the Premises carried by Lessee and evidence of this designation shall be provided to Lessor upon the Commencement Date.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except as and to the extent arising out of or caused by a breach of this Lease by Lessor, or the gross negligence or willful misconduct of Lessor, its employees, contractors, or agents, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, a Breach of the Lease by Lessee and/or the use and/or occupancy of the Premises and/or Project by Lessee and/or by Lessee's employees, contractors or invitees. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor and its Agents from Liability. Unless caused by the willful misconduct or gross negligence of Lessor or its employee, contractor or agent, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other Lessee of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee's business or for any loss of income or profit therefrom. Instead, it is intended that Lessee's sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. Intentionally omitted.

9. Damage or Destruction.
9.1 Definitions.

(a)
"Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(b)
"Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)
"Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
(d)
"Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
(e)
"Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make

06955.00090/1258530v7

any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such
Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base
Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

9.6 Abatement of Rent; Lessee's Remedies.

(a)
Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
(b)
Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs. Further, Lessee shall have the right to terminate the Lease if the Premises are substantially damaged or rendered substantially unLesseeable due to no fault of Lessee (or its employees, contractors, agents or invitees) and Lessor fails to complete the repair or restoration of the Premises within 180 days following the commencement of such repair or restoration by written notice to Lessor within 30 days following the end of such 180 day period (provided, however, that such termination shall be nullified and of no force and effect if Lessor thereafter completes the repair or restoration within such 30 day period).

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

10.
Real Property Taxes.

10.1 Definition. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. Notwithstanding anything contained herein to the contrary, “Real Property Taxes” shall not include and Lessee shall not be required to pay any portion of any tax or assessment expense or any increase therein attributable to Lessor’s net income, transfer taxes, or estate taxes, or any taxes assessed against any property other than the Premises. Lessor shall be responsible for any Real Property Taxes, including any penalties thereon, that are delinquent as of the Commencement Date or which are otherwise delinquent due to Lessor’s failure to pay any such taxes in a timely fashion (except to the extent caused by Lessee’s breach of its obligations to pay Real Property Taxes hereunder). In the event any Real Property Taxes (or any component thereof) may be paid in periodic installments, Lessee shall be responsible only for those installments relating to the period included within the Term.

10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.
Utilities and Services.

11.1 Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

11.2 Within fifteen days of Lessor's written request, Lessee agrees to deliver to Lessor such information, documents and/or authorization as Lessor needs in order for Lessor to comply with new or existing Applicable Requirements relating to commercial building energy usage, ratings, and/or the reporting thereof.

12. Assignment and Subletting.

12.1
Lessor's Consent Required.
(a)
Lessee shall not voluntarily or by operation of law assign, transfer, license mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.
(b)
Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

06955.00090/1258530v7

(c)
Notwithstanding anything to the contrary contained in this Paragraph 12, the following transfers (“Permitted Transfers”) may be made by Lessee without Lessor’s consent but upon at least 30 days prior written notice to Lessor: any sublease of the Premises or assignment of this Lease to (1) any corporation or other entity resulting from any merger, consolidation or reorganization of Lessee, or (2) any corporation, limited liability company, or other entity, which either controls or is controlled by or under common control with Lessee (any such entity in (1) or (2) a “Permitted Transferee”), provided, however, that following any such Permitted Transfer Lessee shall not be released from its obligations or liabilities under this Lease; further provided that all of the following conditions are satisfied: (i) Lessee is not in default under this Lease; (ii) the Agreed Use of the Premises shall not be changed; (iii) Lessee's successor shall have a net worth which is at least equal to the greater of (x) Lessee's net worth at the date of this Lease and (y) Lessee's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (iv) any such Permitted Transfer must be for a legitimate business purpose other than solely for the purposes of a transfer of Lessee’s interest in this Lease and was not effectuated, and any such Permitted Transferee was not formed, as a subterfuge to avoid the obligations of this Paragraph 12; (v) neither Lessor nor any affiliate of Lessor has been or is then involved in litigation against, or has been threatened with litigation by, the Permitted Transferee or its affiliates; and (vi) the Permitted Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Permitted Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the City, County and State in which the Premises is located. "Net Worth" shall mean the net worth established under generally accepted accounting principles.
(d)
An assignment or subletting made without required consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(d), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.
(e)
Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.
(f)
Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.
(g)
Intentionally omitted.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a)
Regardless of Lessor's consent, no assignment or subletting shall : (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
(b)
Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.
(c)
Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
(d)
In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.
(e)
Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)
(f)
Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
(g)
Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)
Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's then outstanding obligations any such excess shall be shared equally between Lessor and Lessee. For purposes of this Paragraph 12.3, "excess" shall be calculated as the total remaining Rent to be paid under the remaining Lease term, as compared to the total sublease rent to be collected over the sublease term after deducting reasonable brokerage fees. refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
(b)
In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.
(c)
Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.
(d)
No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.
(e)
Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)
The abandonment of the Premises; the vacating of the Premises prior to the expiration or termination of this Lease without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism; or failure to deliver to Lessor exclusive possession of the entire Premises in accordance herewith prior to the expiration or termination of this Lease.
(b)
The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR'S RIGHTS, INCLUDING LESSOR'S RIGHT TO RECOVER POSSESSION OF THE PREMISES.
(c)
The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 5 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) the rescission of an unauthorized assignment or subletting; (ii) an Estoppel Certificate or financial statements to the extent and within the time required hereunder; or (iii) a requested subordination to the extent and within the time required hereunder, where any such failure continues for a period of 10 days following written notice to Lessee.

(e)
A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.
(f)
The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
(g)
The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.
(h)
Intentionally omitted.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)
Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of

06955.00090/1258530v7

award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
(b)
Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.
(c)
Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 Inducement Recapture. Intentionally omitted.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. Lessor shall not be obliged to provide notice under this provision more than one (1) time during each consecutive twelve (12) month period during the Term. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a)
Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall be 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.
(b)
Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to one month's Base Rent, reserving Lessee's right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the rentable floor area of the Premises, or more than 25% of the parking spaces for the Project, are taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 30 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 30 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 Additional Commission. Intentionally omitted.

15.2 Assumption of Obligations. Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed Lessor's obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee's Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor's Broker for the limited purpose of collecting any brokerage fee owed.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker, agent or finder (other than the Brokers and Agents, if any) in connection with this Lease, and that no one other than said named Brokers and Agents is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

(a)
Each Party (as "Responding Party") shall within 15 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by AIR CRE, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
(b)
If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 15 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

06955.00090/1258530v7

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look solely to Lessor’s interest in the Premises, Building and Project and the rents and revenue generated thereby, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail or other national couriers, with postage prepaid or by email, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses set forth below shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

Lessor’s address for delivery or mailing of notice shall be as follows:

D.R. Stephens & Company, LLC

465 California Street, Suite 330

San Francisco, CA 94104

Attn: Lane Stephens

Email: lstephens&drstephens.com

A concurrent copy of all notices to Lessor shall be sent to:

Lubin Olson & Niewiadomski LLP

Transamerica Pyramid

600 Montgomery Street, 1400

San Francisco, CA 94111

Attn: Paul Niewiadomski

Email: pniewiadomski@lubinolson.com

Lessee’s address for delivery or mailing of notice shall be as follows:

Astra Space Operations, Inc.

Attn: Legal

1900 Skyhawk St.

Alameda, CA 94501

Email: legal@astra.com

And with respect to legal notices or notices of default only, with a copy to:

Cozen O’Connor

33 South Sixth Street, Suite 3800

Minneapolis, Minnesota 55402

Attn: Katheryn Gettman, Esq.

Email: kgettman@cozen.com

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

23.3 Options. Notwithstanding the foregoing, in order to exercise any Options (see paragraph 39), the Notice must be sent by Certified Mail (return receipt requested), Express Mail (signature required), courier (signature required) or some other methodology that provides a receipt establishing the date the notice was received by the Lessor.

24. Waivers.

(a)
No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.
(b)
The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
(c)
THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship. Intentionally omitted.

26.
No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. At or prior to the expiration or termination of this Lease Lessee shall deliver exclusive possession of the Premises to Lessor. For purposes of this provision and Paragraph 13.1(a), exclusive possession shall mean that Lessee shall have vacated the Premises, removed all of its personal property therefrom and that the Premises have been returned in the condition specified in this Lease. In the event that Lessee does not deliver exclusive possession to Lessor as specified above, then Lessor's damages during any holdover period shall be computed at the amount of the Rent (as defined in Paragraph 4.1) due during the last full month before the expiration or termination of this Lease (disregarding any temporary abatement of Rent that may have been in effect), but with Base Rent being 150% of the Base Rent payable during such last full month. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
27.
Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28.
Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29.
Binding Effect; Choice of Law. This Lease shall be binding upon the Parties and their successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located. Signatures to this Lease accomplished by means of electronic signature or similar technology shall be legal and binding.
30.
Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written

06955.00090/1258530v7

notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee's option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.
Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.
32.
Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at anytime, in the case of an emergency, and otherwise during Lessee’s regular business hours after 72 hours’ prior notice for the purpose of showing the same to prospective purchasers, lenders, or Lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee's use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.
33.
Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34.
Signs. Lessor may place on the Premises ordinary "For Sale" signs at anytime and ordinary "For Lease" signs during the last 6 months of the term hereof. Except for ordinary "for sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. Intentionally Omitted.

37.2 Default. Intentionally Omitted.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted any Option, as defined below, then the following provisions shall apply.

39.1 Definition. "Option" shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor, including the options for any Extension Term pursuant to Paragraph 52; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee and Permitted Transferee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and any Permitted Transferee and only while the original Lessee or any Permitted Transferee is in full possession of the Premises and, if requested by Lessor, with Lessee or such Permitted Transferee certifying that Lessee or such Permitted Transferee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a)
Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
(b)
The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).
(c)
An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40. Rules and Regulations. Lessee agrees that it will abide by and conform to the Rules and Regulations attached hereto as Exhibit B and all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform.

41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not materially interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. Intentionally omitted.

44. Authority; Multiple Parties; Execution.

06955.00090/1258530v7

(a)
If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.
(b)
If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.
(c)
This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.

48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS LEASE.

49.
Arbitration of Disputes. Intentionally omitted.
50.
Accessibility; Americans with Disabilities Act.
(a)
The Premises have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or Lessee from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or Lessee, if requested by the lessee or Lessee. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

(b) Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.
SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2.
RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

06955.00090/1258530v7

Executed on: _______________, 2022

By LESSOR:

S&S (Oakmead), LLC

By: ________________

Name:

Title:

Federal ID No.:

LESSOR’S BROKER:

Cushman & Wakefield U.S., Inc.

Attn: Kalil Jenab/Nick Lazzarini/Steven Jenab

Title: Vice Chairman/Managing Director/Associate

Address: 525 University Ave, Suite 220, Palo Alto, CA 94301

Federal ID No.:

Broker DRE License #: 01880493

Agent DRE License #: 00848988/01788935/02085072

06955.00090/1258530v7

Executed on: _______________, 2022

By LESSEE:

Astra Space Operations, Inc.

By: ________________

Name: Kelyn Brannon

Title: Chief Financial Officer

Federal ID No.:

LESSEE’S BROKER:

NAI Northern California

Attn: Douglas Sharpe
Title:

Address:

Federal ID No.:

Broker DRE License #:
Agent DRE License #:

06955.00090/1258530v7

ADDENDUM TO AIR CRE STANDARD

INDUSTRIAL/COMMERCIAL SINGLE-LESSEE LEASE – NET

THIS ADDENDUM TO AIR CRE STANDARD INDUSTRIAL/COMMERCIAL SINGLE-LESSEE LEASE - NET (this “Addendum”) is made and entered into by and between S&S (Oakmead), LLC, a Delaware limited liability company (“Lessor”), and Astra Space Operations, Inc., a Delaware corporation (“Lessee”), for the premises known as 415 Oakmead Parkway, Sunnyvale, California 94085 (“Premises”) and is intended by the parties to amend and augment the terms of that certain AIR CRE Standard Industrial/Commercial Single-Lessee Lease – Net entered into concurrently herewith dated July 28, 2022 (the “Lease”).

This Addendum contains paragraphs which are in addition to those contained in the Lease. Unless otherwise defined herein, capitalized terms used in this Addendum have the meanings given them in the Lease. In the event of any conflict between this Addendum and the rest of the Lease, this Addendum shall control.

ACCORDINGLY, in consideration of the Premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree that the Lease shall include the following paragraphs and modifications as specified below:

51.Base Rent. Lessee shall pay to Lessor Base Rent as shown below, in advance, on the first day of each calendar month, without prior written notice, demand or offset:

Month	Monthly Base Rent (NNN)
1 – 12	$151,292.50
13 - 24	$157,344.20
25 – 36	$163,637.97

52. Option to Extend. Lessee is given the option to extend the term subject to all of the provisions contained in this Lease, except for monthly Base Rent, for a period of three (3) years (“Extension Term”) following the Expiration Date (i.e., July 31, 2025), by giving notice of Lessee’s intent to exercise the option (“Option Notice”) to Lessor at least one hundred eighty (180) days and no more than three hundred sixty five (365) days before the Expiration Date. If Lessee is in Default beyond the applicable notice and cure periods on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or if Lessee is in Default beyond the applicable notice and cure periods on the date the Extension Term will commence, Lessor may elect that the Extension Term shall not commence and this Lease shall expire at the end of the Original Term. The Base Rent shall be set at the commencement of the Extension Term at the fair market rent based upon same or similar uses for renewals/extensions of similar premises in similar buildings in the greater Sunnyvale area. In no event shall the Base Rent during the first year of the Extension Term be less than one hundred and four percent (104%) of that paid during the last month of the Original Term of the Lease. Following the first year of the Extension Term, monthly Base Rent shall increase by four percent (4%) annually. The parties shall have thirty (30) days after Lessor receives the Option Notice in which to agree on monthly Base Rent during the Extension Term. If the parties agree on the monthly Base Rent for the Extension Term during that period, they shall immediately execute an amendment to this Lease stating the base monthly rent for the Extension Term (failure of either party to execute such an amendment shall not affect the exercise of the option by Lessee). If the parties are unable to agree on the monthly Base Rent for the Extension Term within that period, then within ten (10) days after the expiration of that period, each party, at its sole cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years of full-time commercial appraisal experience in the area in which the Premises are located, to appraise and set the monthly Base Rent for the Extension Term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the monthly Base Rent for the Extension Term. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the monthly Base Rent for the Extension Term. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the monthly Base Rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days’ notice to the other party can apply to the then President of the county real estate board of Santa Clara County, or the Presiding Judge of the Superior Court of that County, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within thirty (30) days after the selection of the third appraiser, the third appraiser shall choose a Base Rent between the Base Rents proposed by the first two appraisers.

53. Premises Delivery Conditions. Lessor shall deliver the Premises “as is” with roof watertight, free of leaks, with the existing building system in good working order. Lessor provides no representation or warranties to the chillers, generators etc. Lessor nor any of Lessor’s agents has made any other oral or written representations or warranties with respect to the condition, suitability or fitness of the Premises. In the event of the breach of any of the foregoing warranties, Lessor shall promptly rectify the same at its sole cost and expense. Lessor will provide to Lessee copies of any existing environmental reports in Lessor’s possession for the Premises. This Paragraph 53 does not modify Lessor’s or Lessee’s obligations under Paragraph 6.2 of the Lease.

54. Access/Utility Lines. Lessee shall have the right to use all then existing easements and appurtenances to the Premises and/or the Building required in connection with the Agreed Use of the Premises, including, without limitation, all rights to utilize driveways providing access to and from the

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Premises, and utility lines and drainage areas. Lessee shall be entitled to have access to the Premises on a 24-hour, 7 days a week, 365 days a year basis.

55. Mutual Representations. Each Party hereto represents to the other that (i) neither the representing Party (Lessor or Lessee, as applicable) nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) the representing party’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”) and (iii) throughout the term of the Lease, the representing party shall comply with the Executive Order and with the Money Laundering Act. Each party further represents to the other that said representing party and its officers, directors, employees, partners, members and/or other principals or owners are not listed as “Specially Designated Nationals and Blocked Persons” (“SDN”) on the list of such persons and entities issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”).

56. Confidentiality. Each Party hereto acknowledges and agrees that it shall keep the terms and conditions of the Lease and this Addendum confidential, except to the extent disclosure is required by applicable laws, judicial order or subpoena or except as hereinafter provided. Each Party shall be entitled to discuss and disclose the transaction with employees, agents, attorneys, accountants, consultants, potential and actual lenders, potential purchasers, members, investors and partners of such party on a "need to know" basis only; provided that such parties either have a professional obligation to maintain the confidentiality required hereby or otherwise agree to comply with the foregoing confidentiality obligations.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have signed this Addendum as of the Effective Date:

LESSOR: S&S (OAKMEAD), LLC By: /s/ Lane B. Stephens Name: Lane B. Stephens Title: Manager	LESSEE: ASTRA SPACE OPERATIONS, INC. By: __/s/ Kelyn Brannon ________________________________ Name: Kelyn Brannon Title: Chief Financial Officer

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EXHIBIT 1A
Floor Plan

OAKMEAD PARKWAY
E. ARQUES AVE
WAREHOUSE
BREAK ROOM
WAREHOUSE
LAB
LAB
LAB
LAB
LAB
BREAK ROOM
EXISITING PAD
LOADING
DOCK
GRADE LEVEL
OUTDOOR EVENT LAWN / PARK AREA

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EXHIBIT 2A
Site Plan

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EXHIBIT B

RULES AND REGULATIONS

This Exhibit sets forth the rules and regulations governing Lessee’s use of the Premises leased to Lessee pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. Unless otherwise defined, capitalized terms used herein shall have the same meanings as set forth in the Lease. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1.
Lessee shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may be inconsistent with the Permitted Use (when compared with surrounding properties and Lessees).
2.
The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed in violation of Applicable Law or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering (other than customary office social gatherings from time to time), or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the reasonable judgment of the Lessor shall be prejudicial to the safety, character, reputation and interest of the Premises, provided that nothing herein contained shall be construed to prevent such access to the Building to persons with whom Lessee normally deals in the ordinary course of Lessee’s business unless such persons are engaged in illegal activities.
3.
No awnings or other projection shall be attached to the outside walls of the Building, nor shall any security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, in each instance without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Lessor. Subject to Lessor’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Lessee shall at all times have the right to install a security system, including “glass break sensors.”
4.
Lessee shall not in any way deface any part of the Premises or the Building. Lessee shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Lessor in writing in accordance with Article VIII of the Lease. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Lessee.
5.
The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Lessee.
6.
The Premises shall not be used for heavy manufacturing (other than electronic assembly) or retail sales. No exterior storage shall be allowed at any time without the prior written approval of Lessor. The Premises shall not be used for a beauty parlor, manicuring, any medical use or washing of clothes without the prior written consent of Lessor, or for lodging or sleeping or for any immoral or illegal purposes. Lessee shall not make, or permit to be made, unreasonable noises or disturb or interfere with occupants of neighboring buildings, whether by the use of any musical instrument, radio, phonograph, machinery, or otherwise. Lessee shall, at Lessee’s sole cost and expense install sufficient noise and vibration suppression in the Premises so that noise and vibrations

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from within the Premises do not constitute a nuisance to the Lessees of neighboring buildings nor shall such noise and vibrations violate any Applicable Law.
7.
Lessee shall not use keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in an offensive or objectionable manner to Lessor or occupants of neighboring buildings by reason of any odors, fumes or gases. Except as permitted under the Lease, neither Lessee nor any of Lessee’s Agents shall at any time bring or keep upon the Premises any toxic, hazardous, inflammable, combustible or explosive fluid, chemical or substance without the prior written consent of Lessor. Smoking in the Building may be regulated from time to time as determined by Lessor, and Lessee and Lessee’s Agents shall strictly comply with any such regulations.
8.
No animals (other than domestic pets and/or “seeing eye” or other service animals) shall be permitted at any time within the Premises or the Building.
9.
Lessee shall not use the name or address of the Building in connection with or in promoting or advertising the business of Lessee, except as Lessee’s address, without the prior written consent of Lessor. Lessor shall have the right to prohibit any advertising by Lessee which, in Lessor’s reasonable opinion, impairs the reputation of the Premises or its desirability for its intended uses, and, upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.
10.
Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises are prohibited and Lessee shall reasonably cooperate to prevent the same.
11.
All equipment of any electrical or mechanical nature shall be placed by Lessee on the Premises in such a way as to best minimize, absorb and prevent any vibration, noise or annoyance that could damage the Building or result in complaints from neighboring properties or violate any zoning permit. No cooking shall be done or permitted upon the Premises except pursuant to normal use of a microwave oven, convection oven, toaster oven, toaster and coffee maker for the sole benefit of Lessee and Lessee’s Agents. In addition, Lessee shall be able to cook on a barbecue, on occasion, in the exterior of the Premises.

13. Intentionally omitted.

14. No air conditioning unit or other similar apparatus shall be installed or used by Lessee without the prior written consent of Lessor in accordance with Article VIII of the Lease.

15. Except as otherwise set forth in the Lease, no aerial antenna or other devices shall be erected on the roof or exterior walls of the Building, or on the grounds, without in each instance the prior written consent of Lessor in accordance with Article VIII of the Lease. Any aerial antenna or other device so installed by or on behalf of Lessee without such written consent shall be subject to removal by Lessor at any time without prior notice at the expense of Lessee, and Lessee shall upon Lessor’s demand pay a removal fee to Lessor of not less than $500.00. In the event that cable service is not available at the Premises, Lessor shall allow Lessee to have a Satellite dish erected on the Premises.

16. Intentionally Omitted.

17. Lessee shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and shall observe reasonable care to not leave windows open, if applicable, when it rains. Lessee shall exercise reasonable care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee’s employees leave the Building, and that all

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electricity, gas or air that is not required during non-business hours shall likewise be carefully shut off, so as to prevent waste or damage.

18. All keys for the Premises shall be provided to Lessee by Lessor and Lessee shall return to Lessor any of such keys so provided upon the termination of the Lease. Lessee may change locks or install other locks on doors of the Premises and/or install its own access-card system, subject to prior written consent of Lessor. In the event of loss of any keys furnished by Lessor for Lessee, Lessee shall pay to Lessor the costs thereof. Upon termination of its tenancy, Lessee shall deliver to Lessor all keys and access cards to the Building.

19. Lessee shall use commercially reasonable efforts to exclude or expel from the Premises any Lessee Agent who, in the reasonable discretion of Lessee, is under the influence of liquor or drugs; provided, however, that nothing set forth in these Rules and Regulations shall preclude Lessee from hosting business and social gatherings at the Premises which are consistent with the Permitted Use, which gatherings may include the serving and consumption of alcoholic beverages. Lessee agrees to comply with all such Rules and Regulations, and amendments or supplements thereto. Should Lessee not abide by these Rules and Regulations, Lessor or any “Operator,” “Association” or “Declarant” under any Restrictions may serve a thirty (30) day notice to correct the material deficiencies. If Lessee has not corrected the material deficiencies by the end of the notice period, Lessee will be in default of the Lease, and, in addition to all other rights and remedies of Lessor, Lessor and/or its designee shall have the right, without further notice, to cure the violation at Lessee’s expense. Lessor reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises, and Lessee shall abide by (and cause its employees, agents, contractors and invitees to abide by) any such amendments, supplements and additional rules and regulations, provided that, the same are reasonable. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Lessee. Lessee shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition precedent, waivable only by Lessor, to Lessee’s occupancy of the Premises. Lessor may waive any one or more of these Rules and Regulations, but no such waiver by Lessor shall be construed as an ongoing waiver of such Rules and Regulations, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against Lessee.

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